UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2015

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road, Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 27, 2015, the Board of Directors of Hanesbrands Inc. (the “Company”) approved Articles of Amendment (the “Amendment”) to the Company’s charter to increase the number of authorized shares of common stock, par value $0.01 per share (“Common Stock”), from 500,000,000 to 2,000,000,000. The Amendment, which does not require stockholder approval, was adopted in order to effectuate a four-for-one split of the Company’s Common Stock in the form of a stock dividend.  A copy of the Amendment is attached hereto as Exhibit 3.1.

Item 7.01    Regulation FD Disclosure

On January 27, 2015, the Board of Directors of the Company approved a four-for-one stock split to be effected in the form of a stock dividend. Stockholders of record as of the close of business on February 9, 2015 will receive three additional shares of Common Stock, payable on March 3, 2015. Additionally, the Board of Directors declared a quarterly dividend of $0.40 per share payable on March 3, 2015 to stockholders of record at the close of business on February 9, 2015.  A copy of the Company’s press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibits

3.1	Articles of Amendment of Hanesbrands Inc.
99.1	Press release dated January 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 28, 2015	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibits

3.1	Articles of Amendment of Hanesbrands Inc.
99.1	Press release dated January 28, 2015